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                                                                   EXHIBIT 10.44

October 7, 1999


Mr. Russell R. Stern
25502 Nellie Gail Road
Laguna Hills, CA  92653

Dear Russell,

This letter, when signed by you, constitutes the agreement (the "Agreement") relative to your resignation from Western Digital Corporation (the "Company"). The terms of this Agreement are as follows:

1. RESIGNATION DATE. You will resign your position as Co-Chief Operating Officer effective Friday, October 8, 1999.

2. EMPLOYMENT PERIOD. You will continue to be treated as an employee, including stock option vesting, until the earlier of September 29, 2000 or your death (the "Employment Period"). Stock options previously granted to you under the Employee Stock Option Plan will continue to vest in accordance with their terms, which during the period from October 7, 1999 through September 29, 2000 would result in the vesting of 89,000 to 96,066 additional exerciseable shares. A schedule setting forth these options, their grant dates, exercise prices, and vesting schedules is attached as Attachment "A" and incorporated herein by reference.

3. PAYMENT OF COMPENSATION. You will be paid $400,000.00 in wage continuation based on your current base salary and not including any executive retention program amounts. Vesting on your awards under the Company's executive retention programs will cease as of October 7, 1999, and no further amounts will be credited or paid thereunder. Twenty-six
        (26) bi-weekly payments of $15,384.62 will begin on October 15, 1999, and conclude with a final payment on September 29, 2000. This total exceeds the standard formula of 6 months pay (130 days - $200,000.00), which is normally available to executives at your level and length of service.

4. STOCK OPTIONS. Any exercise of stock options by you must be in accord with the provisions of your stock option agreements and with the procedures relating to exercise as may be established by the Compensation Committee of the Board of


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October 7, 1999
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        Directors from time to time. All such procedures, unless they are to your benefit, shall be of general application and will not apply specifically to you. The Company will act expeditiously and in a supportive manner in assisting you to exercise your options. You will have up to 3 months following September 29, 2000 to exercise your vested options; provided, however, that the Company may cancel any unexpired option at any time if you are in violation of any of your covenants under Paragraph 11 hereof, without regard to the time limitation provided for therein. To the extent the options are non-qualified options under the federal income tax laws, you shall recognize compensation income in connection with your exercise of those options, and you agree to satisfy all applicable withholding taxes associated with each such exercise..

5. BENEFITS. The status of your current benefits is set forth on Attachment "B" hereto and hereby made a part hereof. During the Employment Period you will continue to receive benefits accorded to employees generally, other than vacation accruals, and benefits accorded to you and other executives in comparable pay grades ("special benefits"), provided that such special benefits continue to be furnished to executives generally in comparable pay grades. These include:

        a)     your flex benefit allowance of $306.50 per pay period.

        b) Employee Stock Purchase Plan (ESPP) will continue and deductions will be made from your wage continuation checks through the next two purchase dates.

        c) 401(k) participation and Western Digital employer match will continue with deductions coming from your wage continuation checks.

        d)     Tax preparation assistance of up to $5,000 per fiscal year.

        e) Supplemental executive medical coverage of up to $5,000 per fiscal year.

        f)     Auto allowance of $323.08 per pay period.

        If any benefits (including special benefits) are discontinued and adjustments are made to compensation or benefits of employees generally, or of executives in comparable pay grades, in lieu of the discontinued benefits, and if such discontinuances apply to you under this Agreement, then in such instances like adjustments will be made to payments or benefits accorded to you with respect to the Employment Period. No actions will be taken with respect to the moneys payable or the benefits accorded to you that are intended to affect adversely only


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October 7, 1999
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        you or other terminating employees, unless such actions are taken as a result of a material breach by you of any of your obligations under this Agreement. Should you take another position prior to the expiration of wage continuation as an employee of a company with health insurance coverages, Western Digital's health coverages stop at the end of the month in which you start to work for the other company. Your Western Digital benefits will cease sixty days after the September 29, 2000 month-end. See the attachment for details. You may be entitled to continued basic health insurance coverage under the Company's COBRA plan. If you so elect, this continuation will be on terms consistent with applicable federal laws and regulations. If you elect and are eligible to continue this coverage, you will be charged a monthly premium to cover the cost of providing this insurance including a small administrative fee. Our benefits administration staff will give you complete details in this regard.

6. CONFIDENTIALITY. You and the Company agree that the terms of this arrangement will be held in confidence except to the extent that disclosures may be required by government regulations or judicial process or to receive tax, legal or financial advice. References which may request information about your employment will be referred to the Vice President of Human Resources.

7. VACATION. By October 15, 1999 you will be paid all accrued, unused vacation. Although you will continue on the Company payroll through September 29, 2000, you will accrue no more vacation subsequent to October 8, 1999.

8. SAVINGS AND PROFIT SHARING PLAN. Any distributions to which you are entitled from the Savings and Profit Sharing Plan will be made to you in accordance with the terms of that plan after your termination date of September 29, 2000.

9. OUTPLACEMENT SERVICES. The Company will provide executive outplacement assistance through Lee Hecht Harrison; Challenger, Gray and Christmas; or another firm of your choosing to assist you in finding another position. These services may begin anytime prior to September 29, 2000. Contact the Vice President of Human Resources or Pam Burdi, Director Employee Relations (949) 932-5516 for assistance with these arrangements.

10.     INDEMNIFICATION AND ASSISTANCE.


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October 7, 1999
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        (a)     If you are subjected to any claim or demand involving any action or inaction allegedly taken by you during the course of your employment or directorship with the Company, you will be entitled to all rights of indemnification which may then be available to other executive officers or directors of the Company, including, without limitation, insurance protection under any director and/or officer liability insurance coverage maintained by the Company or any subsidiary and any rights to indemnification provided by applicable law or the By-laws of the Company or any subsidiary, and the Company will, and shall cause any subsidiary to, cooperate fully with you in responding to or defending against any such claim or demand.

        (b) You agree to make yourself available to respond to inquiries by the Company regarding management, regulatory, and legal activities of which you acquired knowledge while employed by the Company. You agree to make yourself available, without the requirement of being subpoenaed, to confer with counsel at reasonable times and locations and upon reasonable notice concerning any knowledge you have or may have with respect to actual and/or potential disputes arising out of the activities of the Company during your period of employment. You further agree to submit to deposition and/or testimony in accordance with the laws of the forum involved concerning any knowledge you have or may have with respect to actual and/or potential disputes arising out of the activities of the Company during your period of employment.

11. YOUR COVENANTS. As a condition to, and as consideration for, the severance and other benefits you are to receive herein, you agree that you will not, at any time during the Employment Period:

        (a) directly or indirectly, whether for your own account or as an employee, director, consultant or advisor, provide services to any business or engage in any business which at the time of commencement of such services is competitive with the Company's or any of its subsidiaries' product lines or business activities, unless you obtain the prior written consent of the Company's Chief Executive Officer;

        (b) directly or indirectly solicit any individuals to leave the Company's (or any of its subsidiaries') employ for any reason or interfere in any other manner


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October 7, 1999
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                with the employment relationships at the time existing between the Company (or any of its subsidiaries) and its current or prospective employees;

        (c) induce or attempt to induce any customer, supplier, distributor, licensor, licensee or other business relation of the Company (or any of its subsidiaries) to cease doing business with the Company (or any of its subsidiaries) or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensor, licensee or other business relation and the Company (or any of its subsidiaries); or

        (d) disparage, defame or slander the Company (or any of its subsidiaries) or any of their officers or directors or any of its products or services, to any one, including but not limited to any past, present or prospective customers. The foregoing sentence is not applicable to comments you may make to your immediate family. During the Employment Period the Company's Board of Directors and its officers shall refrain from any disparagement, defamation or slander of you.

12. CONFIDENTIAL INFORMATION. When you joined the Company you signed an agreement setting forth your obligations to the Company during and after your employment. A copy of your agreement is attached hereto as Attachment "C" and incorporated herein by reference. You understand and agree that in the course of your employment with the Company, you have acquired confidential information and trade secrets concerning the Company's operations, its future plans and its methods of doing business. You understand and agree it would be extremely damaging to the Company if you disclosed such information to a competitor or made it available to any other person or company. You understand and agree that such information has been divulged to you in confidence, and you understand and agree that you will keep such information secret and confidential unless disclosure is required by court order or otherwise by compulsion of law. In view of the nature of your employment and the information and trade secrets which you have received during the course of your employment, you also agree that the Company would be irreparably harmed by any violation, or threatened violation of the agreements in this Paragraph and that, therefore, the Company shall be entitled to an injunction prohibiting you from any violation or threatened violation of such agreements.


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October 7, 1999
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13.     RELEASE OF CLAIMS. You agree that the consideration provided for in this
        Agreement represents payment in full of all outstanding obligations owed to you by the Company or any subsidiary of the Company. You, on behalf of yourself and your heirs, agents, representatives, immediate family members, executors, successors, and assigns, hereby fully and forever release the Company and its agents, directors, employees, attorneys, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns from, and agree not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against the Company arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation,

        (a) any and all claims relating to or arising from your relationship with the Company or any subsidiary of the Company and the termination of that relationship;

        (b) any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company or any subsidiary of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

        (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; invasion of privacy; false imprisonment; and conversion;

        (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of


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Mr. Russell R. Stern
October 7, 1999
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                1967, the Americans with Disabilities Act of 1990, the Fair
                Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

        (e) any and all claims for violation of the federal or any state constitution;

        (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

        (g)     any and all claims for attorneys' fees and costs.

        You and the Company agree that the release set forth in this Paragraph shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

14. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. You acknowledge that the consideration given for this waiver and release Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that (a) you should consult with an attorney prior to executing this Agreement; (b) you have at least twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following the execution of this Agreement by you to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered in accordance with the notice provisions of Paragraph 21 hereof by close of business on the seventh day from the date that you sign this Agreement.

15. CIVIL CODE SECTION 1542. You represent that you are not aware of any claim other than the claims that are released by this Agreement. You acknowledge that


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October 7, 1999
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        you have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        You, being aware of said code section, agree to expressly waive any rights you may have thereunder, as well as under any other federal or state statute or common law principles of similar effect.

16.     REMEDIES IN EVENT OF FUTURE DISPUTE.

               (a) Except as provided in subparagraph (b) below, in the event of any future dispute, controversy or claim between you and the Company arising from or relating to this Agreement, its breach, any matter addressed by this Agreement, and/or your employment with the Company through the Termination Date, you and the Company will first attempt to resolve the dispute through confidential non-binding mediation to be conducted in Orange County, California by JAMS-Endispute or such other mediator as you and the Company shall mutually agree upon. If the dispute is not resolved through mediation, you and the Company will submit it to final and binding confidential arbitration to be conducted in Orange County, California by JAMS/Endispute in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, you and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. If you and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute shall appoint an arbitrator. None of you, the Company or the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both of you and the Company, except as may be compelled by court order. Except as provided herein, the Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or


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Mr. Russell R. Stern
October 7, 1999
Page 9


               Federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by either you or the Company and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. You and the Company intend this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible. Pending the resolution of any dispute between you and the Company, the Company may make any remaining unpaid payments due to you pursuant to paragraphs 3 and 5 hereof into a third party escrow account pending further agreement of the parties or the award of an arbitrator pursuant to the arbitration provisions of this Paragraph. The arbitrator shall be authorized to determine whether the remaining payment obligations under paragraphs 3 and 5 of this Agreement shall continue notwithstanding any alleged breach of this Agreement or are terminated as a result of the alleged breach. In the event an arbitrator determines that you have violated the terms of this Agreement, then the arbitrator shall be authorized to direct payment of the money (including any accrued interest) from the escrow account to the Company, order that the Company is not required to make any further payments to you under paragraphs 3 and 5, and award the Company any other appropriate remedies, including but not limited to reimbursement by you to the Company of the amounts paid to you pursuant to Paragraphs 3 and 5 of this Agreement.

        (b) In the event that a dispute arises concerning compliance with this Agreement, either you or the Company will be entitled to obtain from a court with jurisdiction over you and the Company preliminary and permanent injunctive relief to enjoin or restrict the other party from such breach or to enjoin or restrict a third party from inducing any such breach, and other appropriate relief, including money damages. In seeking any such relief, however, the moving party will retain the right to have any remaining portion of the controversy resolved by binding confidential arbitration in accordance with subparagraph (a) above.


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Mr. Russell R. Stern
October 7, 1999
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        (c)    The prevailing party in any such arbitration or court proceeding shall be entitled to recover from the losing party his or its reasonable costs and expenses incurred in connection with the arbitration or court proceeding.

17. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the present and future subsidiaries of the Company, any and all subsidiaries of a subsidiary, all affiliated corporations, and successors and assigns of the Company. No assignment of this Agreement by the Company will relieve the Company of its obligations. You shall not assign any of your rights and/or obligations under this Agreement and any such attempted assignment will be void. This Agreement shall be binding upon and inure to the benefit of your heirs, executors, administrators, or other legal representatives and their legal assigns.

18. WAIVER. A waiver by either you or the Company of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either you or the Company.

19. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to you under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

20. COSTS. Except as provided in Paragraph 16 hereof, you and the Company shall each bear your own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

21. NOTICES. All notices required by this Agreement shall by given in writing either by personal delivery or by first class mail, return receipt requested. Notices shall be addressed as follows:

        To Western Digital:         Western Digital Corporation
                                    8105 Irvine Center Drive


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Mr. Russell R. Stern
October 7, 1999
Page 11


                               Irvine, CA 92618
                               Attention:  Vice President, Human Resources


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Mr. Russell R. Stern
October 7, 1999
Page 12


        To Mr. Stern:        25502 Nellie Gail Road
                             Laguna Hills, CA 92653

or in each case to such other address as you or the Company shall notify the other. Notice given by mail shall be deemed given five (5) days following the date of mailing.

22. ENTIRE AGREEMENT. This Agreement, including its Attachments, represents the entire agreement and understanding between you and the Company concerning the subject matter herein, and supersedes and replaces any and all prior agreements and understandings.

23. NO ORAL MODIFICATION. This Agreement may only be amended by a writing signed by you and the Chief Executive Officer of the Company or the Chief Legal Officer of the Company.

24. GOVERNING LAW. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

25. EFFECTIVE DATE. This Agreement is effective eight days after it has been signed by both you and the Company (the "Effective Date").

26. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of you and the Company.

27. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed by you voluntarily and without any duress or undue influence on the part or behalf of the Company, with the full intent of releasing all claims. You acknowledge that:

        (a)     you have read this Agreement;

        (b) you have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice or that you have voluntarily declined to seek such counsel;

        (c) you understand the terms and consequences of this Agreement and of the releases it contains; and


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Mr. Russell R. Stern
October 7, 1999
Page 13


        (d) you are fully aware of the legal and binding effect of this Agreement.


Please indicate your agreement to the above by signing below.


Very truly yours,


WESTERN DIGITAL CORPORATION


Jack Van Berkel
Vice President
Human Resources

JVB:kl

I have read and agree to all terms and conditions as outlined above.


------------------------------------------------------------------------
Russell R. Stern                                   Date


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                                 ATTACHMENT "B"


                    SEPTEMBER 2000 - STATUS OF BENEFITS UPON
                  TERMINATION OF EMPLOYMENT - RUSSELL R. STERN

The following information is to help you understand the status of your benefits if you are affected by a reduction in work force.

MEDICAL INSURANCE
Medical coverage continues until November 30, 2000

DENTAL INSURANCE
Dental coverage continues until November 30, 2000

VISION INSURANCE
Vision coverage continues until November 30, 2000

COBRA CONTINUATION COVERAGE
Continuation privileges may be available through COBRA for the medical, dental, vision, and health care reimbursement plans you are enrolled in at the time of termination. COBRA information and election forms will be mailed to you by the COBRA administrator for Western Digital (COBRAPRO) within two weeks from your last date of coverage.

LIFE INSURANCE
Life insurance coverage continues until November 30, 2000. Conversion privileges to an individual policy are available after your coverage terminates. You must apply with the insurance carrier within 31 days. Conversion forms are available at the Benefits Department.

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (AD&D)
Accidental death and dismemberment insurance coverage continues until November 30, 2000 Conversion privileges to an individual policy are available after your coverage terminates. You must apply with the insurance carrier within 31 days. Conversion forms are available at the Benefits Department.

DEPENDENT LIFE INSURANCE
Dependent life insurance coverage continues until November 30, 2000. Conversion privileges to an individual policy are available after your coverage terminates. You must apply with the insurance carrier within 31 days. Conversion forms are available at the Benefits Department.


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BUSINESS TRAVEL ACCIDENT COVERAGE
Business travel accident coverage will end on your last day actively at work for Western Digital. Under the terms of the contract, no conversion privileges are available.

LONG-TERM DISABILITY
Long-term disability coverage will end on your last day actively at work for Western Digital. Conversion privileges to an individual policy are available by completing an application and submitting the first quarterly premium within 31 days of our termination of group coverage. To qualify for conversion, you must have been covered under the current group plan for 12 consecutive months. Conversion forms are available at the Benefits Department.

SHORT-TERM DISABILITY
Short-term disability coverage will end on your last day actively at work for Western Digital. Under the terms of the contract, no conversion privileges are available.

REIMBURSEMENT ACCOUNTS
If contributions continue to be deducted from scheduled payments, Health Care and Dependent Care Account claims may be reimbursed for ELIGIBLE EXPENSES INCURRED UP TO THE LAST DAY OF YOUR BENEFITS COVERAGE. Money left over in the account(s) at the end of the plan year (June 30) is forfeited. You will have a 90 day grace period (through January, 2001) to file a claim for reimbursement. Send the claims to FlexPro, P. O. Box 5545, Orange, CA 92613. Telephone (949) 835-6752, Fax (949) 953-9404.

MANAGED HEALTH NETWORK (MHN)
The MHN program will continue for you and your dependents until November 30, 2000. The toll free number is 800-327-8399. However, if you elect COBRA continuation, you may still be eligible to continue MHN benefits.

RETIREMENT SAVINGS (401(k) & PROFIT SHARING PLAN
As a participant in this plan, you will continue to participate in the plan until September 29, 2000. The company match is effective until September 29, 2000. After that date, you will receive 100% of your employee account, plus 100% of the profit sharing account, and the vested portion of the employer match account.

For information regarding rollover or distribution of your account, call T. Rowe Price at 800-922-9945. If you wish to withdraw your account from the plan, simply return the termination package that will be sent to you from T. Rowe Price. You may defer the withdrawal of your account until a future point in time.

CONTRIBUTIONS CONTINUE: Contributions will continue to be deducted from wage continuation payments unless you call T. Rowe Price at 800-922-9945 to suspend your contributions.


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SAVINGS 401(k) PLAN LOANS: Bi-weekly loan payments will continue to be deducted from wage continuation payments. You will choose one of the following options to be effective after your last wage continuation payment: 1) continue making loan payments, 2) repay the entire outstanding loan balance, or 3) elect final distribution upon which any outstanding loan balance will be treated as a taxable distribution. You must complete a Loan Repayment form indicating your selection that will be provided in the T. Rowe Price termination package.

EMPLOYEE STOCK PURCHASE PLAN
You will continue to participate in ESPP through the next purchase dates in January and August, 2000. Deductions for ESPP will be made from your wage continuation checks. If you have previously purchased shares, then you can keep or sell them as you wish.

STOCK OPTIONS
If you have received stock options, they will vest through your date of termination from Western Digital in accordance with the plan provisions. Contact Stasia Shirley at 949-932-5645 for more information.

VACATION
All earned but unused vacation will be paid by the first wage continuation payment following your last day of active employment with Western Digital.

     Vacation Buy: The cost of the extra hours you have taken but not paid for will be subtracted from your final paycheck.

     Vacation Sell: The remaining amount and any accrued vacation that you haven't taken is paid to you. Exception: If you term with a negative vacation balance, the value of those hours will be subtracted from your final paycheck.

SICK LEAVE
All unused sick leave will be forfeited in accordance with the policy of Western Digital.

EDUCATIONAL REIMBURSEMENT
If you have received prior educational approval for classes that have started, but which you will not complete before your termination date, you are eligible for reimbursement for the classes you are currently attending. Reimbursement will be made following the company's receipt of proof that the class was successfully completed based on the policy guidelines.

CREDIT UNION
Membership is lifetime and is not based on continuing employment with Western Digital.

CALIFORNIA STATE UNEMPLOYMENT BENEFITS
You can file an application for unemployment benefits immediately, however your eligibility for benefits (as determined by the EDD- Employment Development Department) will be delayed until after your last Wage Continuation payment September 29, 2000.



If you have any questions, need to request forms, or need life conversion forms, contact:

                                 WESTERN DIGITAL
                               BENEFITS DEPARTMENT
                            8105 IRVINE CENTER DRIVE
                                IRVINE, CA 92618
                                  949-932-5700